Exhibit 99.1
News Release
Contact: Ralph Pitts, Belk, Inc., 704-426-8402, ralph_pitts@belk.com
Belk, Inc. Reports Second Quarter Results
•	Comparable Store Sales Increase 4.1 Percent (+ 5.3 Percent for Year-to-Date)
•	Net Income Increases 31.9 Percent
CHARLOTTE, N.C., August 26, 2010 — Belk, Inc. today reported total sales of $787.7 million for its fiscal second quarter ended July 31, 2010, an increase of 3.6 percent over the same 13-week period last year. On a comparable store basis, Belk sales were up 4.1 percent for the period.
Tim Belk, chairman and chief executive officer of Belk, Inc., said, “Customer response to fresh fashions produced solid same-store sales gains. We were pleased to see second quarter sales trends maintaining at healthy margins. Denim, shoes and dresses were the best performing categories, and our men’s business was also strong.”
Belk’s year-to-date sales totaled $1,591.6 million, an increase of 4.6 percent compared with the same 26-week period last year. On a comparable store sales basis, year-to-date sales increased 5.3 percent over the prior-year period.
Second quarter net income was $12.4 million, an increase of 31.9 percent compared to the same 13-week period last year. The increase was due primarily to sales and margin rate improvement during the period. Net income excluding non-comparable items was $12.4 million compared to $9.5 million for the same 13-week period last year. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.
Year-to-date net income increased to $36.8 million compared to $10.0 million for the same 26-week period last year. Net income excluding non-comparable items was $36.5 million compared to $10.1 million for the same 26-week period last year.
Store Remodelings, Shoe Department Expansions, Merchandising Enhancements
Belk has four store remodeling projects underway at Hamilton Place Mall, Chattanooga, Tenn., Turtle Creek Mall in Hattiesburg, Miss., University Mall in Tuscaloosa, Ala., and Hupps Mill Plaza in South Boston, Va., with grand reopenings scheduled for Oct. 13, 2010. In addition, the company is expanding and remodeling the ladies shoe departments at six Belk locations in Charlottesville, Va., Columbia, S.C. (Columbiana Mall), Florence, S.C., Flowood, Miss., Myrtle Beach, S.C. (Coastal Grand Mall), and Savannah, Ga.
The shoe department projects, which will be completed this summer and fall, will allow the stores to expand offerings of top-name shoe brands and also include renovations of the stores’ handbags, fashion accessories and jewelry areas featuring the latest visual presentation and display fixtures.
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In addition to the store remodelings and shoe department expansions, Belk recently installed new Denim Zone shops featuring the latest denim collections in 209 locations, expanded juniors and young men’s departments in eight locations and enhanced fashion jewelry areas in 14 locations with new assortments and open-sell display fixtures.
About Belk, Inc.
Charlotte, N.C.-based Belk, Inc. (www.belk.com) is the nation’s largest privately owned mainline department store company with 306 Belk stores located in 16 Southern states. The company was founded in 1888 by William Henry Belk in Monroe, N.C., and is in the third generation of Belk family leadership. Its Belk.com Web site is designed with many special features to make online shopping exciting, convenient and easy for customers. It offers a wide assortment of fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home.
Notes:
To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items.” Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the Company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.
Belk also excludes such items when evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.
Certain statements made in this news release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” or other similar words.
Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: general economic, political and business conditions, nationally and in our market areas; our ability to anticipate the demands of our customers for a wide variety of merchandise and services, including our predictions about the merchandise mix, quality, style, service, convenience and credit availability of our customers; unseasonable and extreme weather conditions in our market areas; seasonal fluctuations in quarterly net income due to the significant portion of our revenues generated during the holiday season in the fourth fiscal quarter and the significant amount of inventory we carry during that time; competition from other department and specialty stores and other retailers; our ability to effectively use advertising, marketing and promotional campaigns to generate high customer traffic in our stores; our ability to find qualified vendors from which to source our merchandise and our ability to access products in a timely and efficient manner from a wide variety of domestic and international vendors; the income we receive from, and the timing of receipt of, payments from GE, the operator of our private label credit card business; our ability to correctly anticipate the appropriate levels of inventories during the year; our ability to manage our expense structure; our ability to identify opportunities to open new stores, or to remodel or expand existing stores; the efficient and effective operation of our distribution network and information systems to manage sales, distribution, merchandise planning and allocation functions; our ability to expand our eCommerce business through our updated and redesigned belk.com website, including our ability to meet the systems challenges of expanding and operating the website and our ability to efficiently operate our eCommerce fulfillment facility; our ability to realize the planned efficiencies from our acquisitions and effectively integrate and operate the acquired stores and businesses; the effectiveness of third parties in managing our outsourced business processes and our ability to comply with debt covenants which could adversely affect our capital resources, financial condition and liquidity and our ability to re-finance existing debt as necessary on acceptable terms.
For additional information on these and other risk factors, see the section captioned “This Report Contains Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010 and in other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.
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BELK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31,	August 1,	July 31,	August 1,
(millions)	2010	2009	2010	2009

Revenues	$787.7	$760.3	$1,591.6	$1,521.2
Cost of goods sold (including occupancy, distribution and buying expenses)	532.1	522.4	1,068.6	1,054.5
Selling, general and administrative expenses	225.3	211.1	443.3	426.4
Gain on sale of property and equipment	1.0	0.6	1.8	0.9
Asset impairment and exit costs	1.1	0.7	1.3	1.1

Operating income	30.2	26.7	80.2	40.1
Interest expense, net	(12.6)	(12.8)	(25.5)	(25.3)

Income before income taxes	17.6	13.9	54.7	14.8
Income tax expense	5.2	4.5	17.9	4.8

Net income	$12.4	$9.4	$36.8	$10.0

BELK, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME AND
NET INCOME EXCLUDING NON-COMPARABLE ITEMS
(unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31,	August 1,	July 31,	August 1,
(millions)	2010	2009	2010	2009

Net income	$12.4	$9.4	$36.8	$10.0
Gain on sale of property and equipment, net of income tax	(0.7)	(0.4)	(1.2)	(0.6)
Asset impairment and exit costs, net of income tax	0.7	0.5	0.9	0.7

Net income excluding non-comparable items	$12.4	$9.5	$36.5	$10.1

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